Exhibit 99

FOR IMMEDIATE RELEASE

FOR: QUIXOTE CORPORATION		Investor Relations:
CONTACT:	Daniel P. Gorey	Christine Mohrmann/Jim Olecki
	Chief Financial Officer	Financial Dynamics
	Joan R. Riley	(212) 850-5600
Director of Investor Relations
(312) 467-6755

QUIXOTE CORPORATION REPORTS FISCAL 2005 FOURTH QUARTER RESULTS

CHICAGO, IL, August 11, 2005 — Quixote Corporation (Nasdaq: QUIX) today reported results for its fourth quarter and fiscal year ended June 30, 2005.

Net sales for the fourth quarter of fiscal 2005 were $39,967,000, compared with net sales of $39,443,000 in the fourth quarter of fiscal 2004.  Operating profit was $2,568,000 in the fiscal 2005 fourth quarter, compared to an operating loss of $30,479,000 for the fourth quarter last year.  For the fourth quarter of fiscal 2005, the Company reported net income of $1,391,000, or $0.16 per diluted share, compared with a net loss of $20,260,000, or $2.32 per diluted share, in the fourth quarter of fiscal 2004.  The Company’s results for the fourth quarter of fiscal 2004 included a non-cash impairment charge related to goodwill, intangible assets and other long-lived assets in the Company’s Inform Group of $32,600,000, which was $21,266,000, or $2.43 per diluted share, net of an income tax benefit of $11,334,000.  Excluding this charge, the Company would have reported an operating profit of $2,121,000 and net income of $1,006,000, or $0.11 per diluted share, for the fourth quarter last year.

Net sales for fiscal 2005 were $146,353,000, compared with $150,290,000 for fiscal 2004.  The Company reported an operating profit for fiscal 2005 of $1,041,000, compared to an operating loss of $25,602,000 in the same period a year ago.  The net loss for fiscal 2005 was $650,000, or $0.07 per diluted share, compared to a net loss of $17,027,000, or $1.99 per diluted share, in fiscal 2004.  Included in the Company’s fiscal 2004 results were the previously mentioned non-cash impairment charge of $32,600,000 in the fourth quarter of fiscal 2004 and a benefit for income taxes of $1,249,000, or $0.14 per diluted share, related to the favorable settlement of a tax audit during the fiscal 2004 third quarter.  Excluding these items, the Company would have reported an operating profit for fiscal 2004 of $6,998,000 and net income for fiscal 2004 of $2,990,000, or $0.34 per diluted share.

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Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “Fiscal 2005 was another challenging year for Quixote as the prolonged lack of new federal highway legislation and the resulting constraints on state and municipal spending continued to affect demand for our products during the quarter.  However, we were encouraged that while our sales for the fourth quarter were only slightly higher year-over-year, we achieved gross margin improvements as well as an increase in operating profit.  Gross margins improved to 36.3% in the fourth quarter, compared to 34.2% last year, despite higher raw material costs.  Operating profit also increased despite higher costs related to Sarbanes-Oxley compliance.  With the lack of new highway legislation in fiscal 2005, we focused on rationalizing certain product lines, reorganizing our manufacturing facilities, and lowering our head count, in order to match sales levels while maintaining the research and development levels necessary to continue investing in the future.  We believe we have taken the major actions necessary to improve our cost structure, and are now focused on growing the top-line as the industry recovers.”

Mr. Jezuit continued, “We are particularly pleased with our continued strong international performance, as international sales increased an impressive 68% during the fourth quarter.  Total revenues from our Protect and Direct Group increased 5% versus year ago levels, driven by an increase in sales of our permanent crash cushions.  In the Inform Group, revenues declined 2%, as lower sales of our intersection control products offset increased sales of highway advisory radio products.”

Mr. Jezuit concluded, “After an almost two-year delay and eleven extensions to the prior bill, yesterday the President signed into law new federal highway legislation known as SAFETEA-LU, or the “Safe, Accountable, Flexible and Efficient Transportation Equity Act - A Legacy for Users”.  SAFETEA-LU will provide $286.4 billion in guaranteed funding for the federal highway, transit and safety programs through 2009.  Importantly, the new bill focuses on improving safety and relieving congestion as well as on new highway construction and resurfacing projects.  Even though our operating results are improving, we don’t expect to realize the full benefit of the bill’s passage until the second half of fiscal 2006.  We expect earnings per share for the first quarter of fiscal 2006 of between $0.02 and $0.05 per diluted share.”

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, today, August 11, 2005, to further discuss its quarterly results and corporate developments.  This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company’s homepage.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc., Quixote Traffic Corporation and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting systems, computerized highway advisory radio transmitting systems, intelligent intersection control systems, automated red light enforcement systems, mobile and permanent variable electronic message signs, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2004 and subsequent Form 10-Q’s, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(2 Tables to Follow)

Quixote Corporation
Earnings Summary

	Three Months Ended		Year ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales	$39,967,000	$39,443,000	$146,353,000	$150,290,000
Cost of sales	25,470,000	25,970,000	99,864,000	102,987,000

Gross profit	14,497,000	13,473,000	46,489,000	47,303,000

Operating expenses:
Selling & administrative	10,542,000	10,296,000	40,057,000	36,700,000
Impairment charge	—	32,600,000	—	32,600,000
Research & development	1,387,000	1,056,000	5,391,000	3,605,000
	11,929,000	43,952,000	45,448,000	72,905,000

Operating profit (loss)	2,568,000	(30,479,000)	1,041,000	(25,602,000)

Other income (expense):
Interest income	—	5,000	34,000	30,000
Interest expense	(939,000)	(554,000)	(3,298,000)	(2,144,000)
Other	566,000	—	1,126,000	(212,000)
	(373,000)	(549,000)	(2,138,000)	(2,326,000)

Earnings (loss) before income taxes	2,195,000	(31,028,000)	(1,097,000)	(27,928,000)
Income tax provision (benefit)	804,000	(10,768,000)	(447,000)	(10,901,000)

Net earnings (loss)	$1,391,000	$(20,260,000)	$(650,000)	$(17,027,000)

Per share data - basic:
Net earnings	$0.16	$(2.32)	$(0.07)	$(1.99)
Average common shares outstanding	8,854,181	8,734,993	8,800,421	8,567,741

Per share data - diluted:
Net earnings	$0.16	$(2.32)	$(0.07)	$(1.99)
Average common shares outstanding	8,996,342	8,734,993	8,800,421	8,567,741

Quixote Corporation
Balance Sheet

	As of June 30,	As of June 30,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$156,000	$2,389,000
Accounts receivable, net	32,744,000	33,606,000
Inventories, net	27,411,000	25,308,000
Other current assets	6,926,000	6,938,000
	67,237,000	68,241,000

Property, plant and equipment, net	25,008,000	27,512,000
Intangible assets and other, net	44,545,000	44,129,000
	$136,790,000	$139,882,000

Liabilities and Shareholders’ Equity
Current liabilities	$24,304,000	$28,268,000
Long-term debt, net	49,587,000	47,014,000
Other long-term liabilities	1,053,000	693,000
Shareholders’ equity	61,846,000	63,907,000
	$136,790,000	$139,882,000

Other Information

	For the year ended June 30,
	2005	2004

Operating cash flow	$3,400,000	$8,700,000
Depreciation and amortization expense	$5,800,000	$6,500,000
Capital expenditures	$3,800,000	$4,600,000

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